UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 17, 2018

XSPORT GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Wyoming	80-0873491
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1800 Camden Road, #107-196, Charlotte, NC	28203
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:	(980) 875-4199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 17, 2018, XSport Global, Inc., a Wyoming corporation (the “Company”), consummated the offering of an 8% Convertible Promissory Note in the principal amount of $57,000 (the “8% Note”) and a 10% Convertible Promissory Note in the principal amount of $110,000 (the “10% Note” and, together with the 8% Note, the “Notes”), respectively, in private placements to accredited investors.  The 10% Note was issued for the purchase price of $100,000, and included an original issue discount of $10,000.

In connection with the sale of the 10% Note, the Company also entered into a Securities Purchase Agreement relating to the sale of the 10% Note (the “Purchase Agreement”), and a Common Stock Purchase Warrant (the “Warrant”) providing for the purchase of up to 372,754 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

The 8% Convertible Promissory Note

The 8% Note will mature on December 14, 2019, and bears interest at a rate of 8% per annum.  It is convertible into Common Stock on any date after June 12, 2019, after which the 8% Note may be converted into Common Stock at a 40% discount to the Common Stock’s lowest trading price during the 20 trading days prior to the date of the conversion notice.  Such conversion is subject to certain additional terms and conditions, including a waivable limitation on the noteholder’s ability to convert the 8% Note into an amount of Common Stock that would result in the noteholder, together with its affiliates, owning more than 4.99% of the outstanding Common Stock.

The 8% Note may be prepaid in full on any day on or prior to June 12, 2019, but is subject to prepayment premiums that increase over time.  Upon maturity of the 8% Note, those prepayment premiums cease to be effective.

No mandatory redemption or sinking fund provisions are provided for in the 8% Note.  However, the 8% Note is subject to certain additional terms and conditions, including certain remedies in connection with certain customary events of default.

The foregoing description of the 8% Note does not purport to be complete and is qualified in its entirety by reference to the form of 8% Note filed hereto as Exhibit 10.1.

The 10% Convertible Promissory Note

The 10% Note will mature on December 17, 2019, and bears interest at a rate of 10% per annum.  It is convertible into Common Stock at any time, at a 35% discount to the Common Stock’s lowest trading price during the 20 full trading days prior to the conversion date.  Such conversion is subject to certain additional terms and conditions, including a waivable limitation on the noteholder’s ability to convert the 10% Note into an amount of Common Stock that would result in the noteholder, together with its affiliates, owning more than 4.99% of the outstanding Common Stock, and an non-waivable limitation on the noteholder’s ability to convert the 10% Note into an amount of Common Stock that would result in the noteholder, together with its affiliates, owning more than 9.99% of the outstanding Common Stock.

The 10% Note may be prepaid in full on any day on or prior to June 15, 2019, but is subject to prepayment premiums that increase over time.  Upon maturity of the 10% Note, those prepayment premiums cease to be effective.

No mandatory redemption or sinking fund provisions are provided for in the 10% Note.  However, the 10% Note is subject to certain additional terms and conditions, including certain remedies in connection with certain customary events of default.

In connection with the sale of the 10% Note, the Company entered into a Purchase Agreement relating to the sale of the 10% Note, which includes certain customary representations and warranties, and pursuant to which the Company agreed to comply with certain customary affirmative and negative covenants during the period the 10% Note is outstanding.

In connection with the sale of the 10% Note, the Company also issued the noteholder a Warrant, expiring on December 17, 2023 and providing for the purchase of up to 372,754 shares of Common Stock at an exercise price of $0.50 per share.  Exercise of the warrant is subject to certain additional terms and conditions, including a limitation on exercise in the event it would result in the noteholder (together with its affiliates) beneficially owning in excess of 4.99% of the issued and outstanding Common Stock.

The foregoing descriptions of the 10% Note, Purchase Agreement and Warrant do not purport to be complete and are qualified in their entirety by reference to the form of 10% Note, Purchase Agreement and Warrant hereto as Exhibits 10.2, 10.3 and 10.4, respectively.

In connection with the offerings, pursuant to an Engagement Agency Agreement dated December 7, 2018 with Garden State Securities Inc. (the “Placement Agent”), the Company paid the Placement Agents an aggregate cash fee representing 5% of the gross amount paid by the purchasers and warrants to purchase an aggregate of 37,255 shares of Common Stock (the “Compensation Warrants”) substantially similar to the Warrants.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference into this Item 3.02.

The offer and sale of the Notes and Warrant (and the shares of Common Stock into which the Notes are convertible or for which the Warrant is exercisable) were made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, including pursuant to Rule 506 thereunder, because, among other things, the transaction did not involve a public offering, the purchasers are accredited investors who acquired the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	Form of 8% Convertible Promissory Note

10.2	Form of Securities Purchase Agreement

10.3	Form of 10% Convertible Promissory Note

10.4	Form of Common Stock Purchase Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XSPORT GLOBAL, INC.

Date: December 26, 2018	By:	/s/ Robert Finigan, Jr.
Robert Finigan Jr. Chief Executive Officer